UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1 K

ANNUAL REPORT PURSUANT TO REGULATION A

OF THE SECURITIES ACT OF 1933

For the fiscal annual period beginning company FY January 1, 2020, ending December 31, 2020 extended to July 7, 2021 for its 12 month entirety July 7, 2020 to July 7, 2021

GILMORE HOMES  GILMORE LOANS, LLC

(Exact name of registrant as specified in its charter)

Georgia

(State of other jurisdiction of incorporation or organization)

81 0783475

(I.R.S. Employer Identification No.)

Class A Preferred Interests

(Title of each class of securities issued pursuant to Regulation A)

5401 Old National Highway, #419

Atlanta, Georgia 30349

Phone: (601) 582.1851

(Address, including zip code, and telephone number,

including area code of issuer principal executive office)

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TABLE OF CONTENTS

ITEM 1.      BUSINESS

ITEM 2.      MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ITEM 3:      DIRECTORS AND OFFICERS

ITEM 4:      SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

ITEM 5:      INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

ITEM 6:      OTHER INFORMATION

ITEM 7:      FINANCIAL STATEMENTS (UNAUDITED) (FORTHCOMING WHEN FINANCES PERMIT FOR REQUIRED AUDIT)

ITEM 8:      EXHIBITS (None) (Signature)

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PRELIMINARY STATEMENT REGARDING FILING OF ANNUAL REPORT FORM 1 K

Gilmore Homes Gilmore Loans, LLC is filing this annual report Form 1 K in reliance on the temporary relief from ongoing requirements provided in paragraph (f) of 17 CFR 230.257. Like most businesses, our fundraising and operations have been impacted by the Coronavirus pandemic in the community and steps taken to avoid it. Our company was not able to meet the minimum investors nor the minimum investment amount or any amount, only accumulated substantial debt of $8,530 in 2020 and $1,050 in 2021 payable to Related Parties in organizing and maintaining this Regulation A+ Tier II Offering and Fund. Accordingly, our ability to close and reconcile monthly, quarterly and annual financial reports and records have been seriously impaired. As a result, our proptech, fintech and consumertech, emerging growth company have found it impossible to provide properly audited semiannual and annual audited financial statements quickly enough to timely file this report and others.

Terminology Usage

Terminology usage of certain terms, except as otherwise indicated by the context and for the purpose of this report only, reference in this report as “we, us, our, or our company” refer to Gilmore Homes Gilmore Loans, LLC, a Georgia limited liability company.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS APPERTAINING THEREUNTO

Certain information contained in this report includes forward looking statements. The statements herein which are not historical reflect our first six months and latter six months at fund closure, current expectations and projections about our company future results, performance, liquidity, financial condition, prospects and opportunities, and are based upon information currently available to our company and our management and our interpretation of what is believed to be significant factors affecting the business, including assumptions regarding future events.

Forward looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may, should, expect, anticipate, estimate, believe, intend or project” or the negative of these words or other variations on these words or comparable  terminology.  Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward looking statements as a result of various risks, uncertainties and other factors.

Actual events or results may differ materially from those discussed in forward looking statements as a result of various factors, including, without limitations, the risks outlined under RISK FACTORS including in our Offering Statement on Form 1A as amended and supplemented to date (file no. 024 11011), and matters described in this report generally. In light of these risks and uncertainties, there can be no assurance that the forward looking statements contained in this report will in fact occur.

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Potential investors should not place undue reliance on any forward looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about our company financial projections and future estimates and expectations about our company business. The projections, estimates, and expectations are presented in this report only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management own assessment of our business, the real estate industry in which we work and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

ITEM 1.      BUSINESS

Company Overview

Gilmore Homes Gilmore Loans LLC was founded in Hattiesburg, Mississippi in December of 2015. In July of 2016, the company moved to Atlanta, Georgia. In July of 2018, the company was incorporated under the laws of the State of Georgia, as a domestic, limited liability company.

Gilmore Homes  Gilmore Loans, LLC was founded by Mr. Michael Gilmore, the Founder, Fund Manager, Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Chief Technology Officer (CTO) whose vitae includes non profit management, secondary education, higher education, retail sales, financial management, real estate, design and development, etc.

The company Gilmore Homes – Gilmore Loans, LLC is a proptech, fintech and consumertech firm that encompass real estate, technology, financial services, and consumer goods based in Atlanta, Georgia. The company envisions to design, develop, build, own and manage single family homes, multifamily apartments, condominiums, hotels, and high rise office buildings, shopping centers, retail stores, discount retail and restaurants, financial institutions, radio and television stations, magazines and social media platforms, and higher education institutions, to name a few.

Corporate Structure and History

Gilmore Homes - Gilmore Loans, LLC was formed under the laws of the State of Georgia on July 23, 2018 and began operations in July 2018.

Prior, the company was birthed and legally established in Hattiesburg, Mississippi in December of 2015 and moved to Georgia in July 2016.

Gilmore Homes – Gilmore Loans, LLC is a proptech, fintech and consumertech company that encompass real estate, technology, financial services and consumer goods.

Management (The Fund Manager)

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Mr. Michael Gilmore served as manager during the 12 month period. He was responsible for managing the $50,000,000 fund, fundraising, operations, implementation of the Business Plan, Benchmarks, Mission, Project and Construction, Developments, investors’ relations, etc.

As Manager, Mr. Gilmore was not paid a salary, a fee, nor received any compensation from the Offering and Fund. The fund did not meet its financial investment thesis. Moreover, the fund accumulated a deficit of ($8,530) in FY 2020, and ($1,050 or $550) in FY 2021 payable to Party affiliates to operate and maintain this Regulation A+ Tier II and its reporting requirements.

Investment Strategy

Gilmore Homes – Gilmore Loans, LLC was seeking investments from accredited and nonaccredited investors (the general public) in order to design, develop, build, own and manage single family homes, multifamily apartments, condominiums, low, mid and high rise, mixed use developments, shopping centers, retail stores and restaurants, etc.

This investment strategy did not materialize during Covid 19 and afterwards. As a Direct Issuer, we were limited due to lack of capital, lack of advertising and lack of investors in our First Fund. Not deterred, we are launching our Second Fund, and follow up funds every year, when qualified by the Securities and Exchange Commission (SEC).

Investment Process

Gilmore Homes – Gilmore Loans, LLC has/will adopt a systematic and standardized approach to our real estate investment process.

Property Identification

In Urban America, government agencies, housing authorities, both for profit and non profit organizations, businesses, corporations and industries are all tasked with supporting community revitalization efforts and development opportunities. It is Gilmore Homes – Gilmore Loans, LLC goal to  identify properties and acquire land and build new homes, businesses, stores and restaurants, shopping centers, hotels, multifamily apartments, condominiums, etc., for the community, in both urban and suburban neighborhoods. Of course, all of this are depending on financing, capital raising, capital injections, equity and debt, although not guaranteed to receive nor construction financing.

Due Diligence

Once Gilmore Homes – Gilmore Loans, LLC identify a location in Atlanta, Georgia and throughout the United States, our proptech may be able to secure the necessary financing, sign a contract and plan an escrow deposit to be held with the designated escrow agent, based on when we have enough funds raised for equity. In any case, our company will take the time necessary to complete all due diligence relevant to the property, including site inspection, environmental surveys, etc., on the lands, and/or in case of buildings on the land, to tear them down and build anew, making sure that the property is zoned for residential, commercial and/or mixed use.

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Financing Strategy

It is Gilmore Homes – Gilmore Loans, LLC to borrow construction to permanent loans for all of our ground up projects. Additionally, it is our financial strategy to use equity that we raise to leverage a loan. We will normally seek the capital stack up to 90% or 80% and bring 10% or 20% to the table, when and if our Offering and Fund are able to raise capital via selling our Class A Stock in 2021 and 2022. During the year 2020 and part of 2021, we were unable to because our Offering and Fund did not meet expectations and we only raise $1,000 out of $50,000,000.

Leverage

In our Past Offering and Future Offering, Gilmore Homes – Gilmore Loans, LLC plans to leverage debt and the equity we receive, if any. Leverage represents an important vehicle for maximizing returns. However, our proptech will evaluate the equity we may raise and the debt we may secure.

For this FY 2020 report, we were unable to leverage any equity, debt and assets, all of which did not materialize during our 12 month fundraising period.

Property Development

Gilmore Homes – Gilmore Loans, LLC business model is property development. We will only design, develop, build, own and manage, ground up projects, businesses and developments.

For this FY 2020 report, we were unable to raise capital for property development.

Joint Venture, Crowdfunding, and Institutional Investments

In Gilmore Homes – Gilmore Loans, LLC business model, attracting joint venture equity, sourcing crowdfunding and attracting institutional investments are crucial to our business plan, operations, mission and capital raising. These financial benchmarks are crucial in making and/or breaking a company.

For this FY 2020 report, we were unable to raise capital and be selected for joint venture, crowdfunding and institutional investments. Covid 19 devastated our fundraising efforts.  Although not guaranteed, this FY 2021 and 2020 when qualified by the SEC, we will aggressively pursue NBA and NFL players, a hedge fund, a corporation, and/or an institutional investor, who can seed the beginning funding to grow and operate our proptech, fintech and consumertech firm. There is no guarantee; however, no sources will be off the table, except those crowdfunding portals like Start Engine, who outright rejected us and never accepted our application to its platform, after spending time traveling to New York for one of its information crowdfunding gathering prior to Covid 19.

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Competition

Gilmore Homes – Gilmore Loans, LLC will face competition from other owners, investors, developers and Regulation A+ offerings. This includes those who may implement or are already implementing a similar business plan to ours in the design, develop, build, operate and manage spheres.

Competitive Strengths

There is an increasing demand for more affordable housing coupled by an already significant housing shortage, and real estate prices that continue to rise.

This demand for affordable housing is further compounded and artificially increased by the fact that there are numerous government rental and home ownership programs available to assist individuals and families in securing housing, which they otherwise could not afford.

Both government housing agencies and non profit organizations have waiting lists for housing, both renters and qualified buyers.

All of our properties, businesses and developments will be new, ground up. Therefore, there will be a need to continue to attract investors for our Offering and Fund.

Our new Class A Stock Price, starting at only $75 per, plus fees will be affordable. The past offering was a minimum of $500, which proved detriment to our fundraising and marketing of the Securities.

There is a significant need, post Covid 19 for new multifamily apartments, build to rent communities, retail stores and shopping centers, etc. Gilmore Homes – Gilmore Loans, LLC will position itself as a competitive strength to attract investors, capital, equity and debt to our projects going forward, although no guarantee.

For this FY 2020, our competitive strengths were not waivered although the fund was not successful in meeting its financial, investment thesis.

Employees

As of December 31, 2020 ended, up to July 7, 2021 ending our 12 month period, Gilmore Homes – Gilmore Loans, LLC had no employees.

Where applicable and feasible, the company will utilize independent contractors and advisors to provide select services to supplement, when funding permits. In 2020, no such funding was permitted to hire any employees or compensate the manager and operations.

Government Regulations

Regulations related to Real Estate Investments

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Gilmore Homes – Gilmore Loans, LLC is subject to a variety of Federal, state and/or local statutes, ordinances, rules, and regulations covering the development, construction, purchase and operation of real estate assets. These regulatory requirements include zoning and land use, building design, construction, worksite safety, traffic, and other matters such as local rules that may impose restrictive zoning and development requirements. Moreover, our company is subject to various licensing, registration and filing requirements in connection with the development, construction, advertisement, and sale of certain real estate assets. Additionally, state and/or local governmental agencies may impose moratoriums on new construction in an area due to the need for infrastructure development, including road development and utility remediation. Finally, state and/or local governments retain certain rights with respect to eminent domain which could enable them to restrict or alter the use of our properties, when purchase.

These requirements may lead to increase in our overall costs. The need to comply with these requirements may significantly delay development and/or construction with regard to  properties, we may purchase or lead us to alter our plans regarding certain real estate assets. Some requirements, on a property by property evaluators/evaluations, may lead to a determination that the development of a particular property would not be economically feasible, even if any or all necessary government approvals were obtained.

Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of a property may be required to investigate and/or clean up hazardous or toxic substances related at that property. That owner or operator may be held liable to third parties for bodily injury or property damage (investigation and/or clean up costs) incurred by those parties in connection with the contamination at that site. These laws often impose liability without regard to whether the owner or operator knew of or otherwise caused the release of the hazardous or toxic substances. In addition, properties may be exposed to a risk of contamination originating from other sources.  While a property owner generally is not responsible for remediating contamination that has migrated onsite from an offsite source, the contaminant’s presence could have adverse effects on our ability to develop, construct on,  or operate upon that property. Certain environmental laws may create a lien on a contaminated site in favor of the government for damages and costs the government may incur to remediate that contamination. Moreover, if contamination is discovered on a property, environmental laws may impose restrictions on the manner in which that property may be used, or how businesses may be operated on that property, thus reducing our ability to maximize our investment in that property.

For our FY 2020, we did not purchase any land or properties, which to build upon.  Although our company was eager to build and to begin the process with Federal, state and local governments, the lack of capital raised for our Offering and Fund proved too much during Covid 19 and devastated our business.

Regulations Related to Lending Activities

Gilmore Homes – Gilmore Loans, LLC, primarily our “Gilmore Loans” division did not commence any lending activities during FY 2020 or any time.

If and when “Gilmore Loans” start lending and begin operations via its personal loans, student loans, car loans, business loans, home loans and construction loans, our lending activities, when implemented, will be subject to extensive federal, state and local regulations.

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The Consumer Financial Protection Bureau (“CFPB”) was established on July 10, 2010 under Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The CFPB is responsible for ensuring consumers are provided with timely and understandable information to make responsible decisions about financial transactions. Federal Consumer Financial Laws are protected from unfair, deceptive, or abusive acts and practices, including protection from discrimination.  Although the CFPB’s actions may improve consumer protections; such actions also have resulted in a meaningful increase in costs to consumers and financial services companies including mortgage originators and servicers.

Legal Proceedings

For FY 2020 or at any time, Gilmore Homes – Gilmore Loans, LLC was not subjected to any legal proceedings.  At some point in time, we may become involved in various lawsuits and legal proceedings, which may arise out of the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may rise from time to time that may harm our business. Our proptech, fintech and consumertech company is currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

RISK FACTORS

General Risks Related to Our Business

I.  Gilmore Homes Gilmore Loans, LLC is an emerging growth company founded in 2015 and have recently commenced operations in 2018 as a LLC, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues. Thus, potential investors have a high probability of losing their investment. Our company will strive and work hard to ensure that investors investments in our Company will only conduct business in developments that we deem profitable such as single family homes, apartments, condominiums, mixed use development, shopping centers, hotels, etc., but no guarantee, which also involves a high degree of risk in our holding company as a real estate entity and business.

             Gilmore Homes Gilmore Loans, LLC was organized in December 2015 and have not yet started full-time, only limited day to day operations. As a result of our startup operations, we have (i) generated no revenues, (ii) will accumulate deficits due to organizational and startup activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of land which to build our properties, the level of our competition and our ability to attract and maintain key management and employees plus additional capital. In addition, the Coronavirus health crisis will damper these efforts.

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II. Gilmore Homes Gilmore Loans, LLC is significantly dependent on Michael Gilmore as the founder, CEO, and manager. The loss or unavailability of his services would have an adverse effect on the direction of the business, operations, and prospects in that we may not be able to obtain new management under the same financial arrangements, the intended benchmarks of developments and portfolio companies, which could result in a loss of your investment.

            Our business plan is significantly dependent upon the abilities and continued participation of Michael Gilmore. It would be exceedingly difficult to replace Mr. Gilmore at such an early stage of development of the company. The loss by or unavailability of his services would have an adverse effect on our business, its direction, operations, and prospects, in that our inability to replace Michael Gilmore could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Gilmore should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Gilmore, we would be required to cease pursuing our business opportunity, which could result in a loss of your investment. The company has researched and identified over 85 business startups and developments it will undertake, develop, build and own, all falling under the umbrella of Gilmore Homes Gilmore Loans, LLC and relating exclusively to real estate and real estate related assets including technology, financial services and consumer products, goods and services.

III.  Explanation Note about Gilmore Homes Gilmore Loans, LLC ability to continue as a going concern by the independent auditors.

           Gilmore Homes  Gilmore Loans, LLC (the Company) ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Currently, GH GL, LLC has a deficit of ($1,650) appertaining to our operations, assets, debts and yet to be fully capitalized, as a startup. However, the company has recorded, from a third party affiliate, held cash of $10,405 for 2019 and 2018 (see Capital Contributions). Having said, our Company may never raise enough money to fund its intended business operations. Additionally, our Company currently has no financing in place and there is no guarantee that our firm will ever receive financing. Our revenues and costs are dependent upon equity raise, selling securities / stock in the company.

IV.  As Investors, you may not have the opportunity to evaluate Gilmore Homes Gilmore Loans, LLC development investments before we commence, design, and build them, which makes your investment more speculative.

               Investors will be unable to evaluate the economic merit of our investments and/or note investments before we commence them and will be entirely relying on the ability of Gilmore Homes  Gilmore Loans, LLC management to select our investments, which involve what projects will be built first. Furthermore, our Manager will have broad discretion in implementing policies regarding credit, creditworthiness, development, leverage, construction, design/build, land, etc., and you will not have the opportunity to

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evaluate potential tenants, managers, retailers, restaurants, etc., or borrowers for our loan products, VISA and MasterCard, etc. These factors increase the risk that your investment may not generate returns comparable to our competitors.

V.  Gilmore Homes Gilmore Loans, LLC management will have control over the Company and will therefore make all decisions of which Stockholders will have no control.

           Michael L Gilmore Development Co., now Gilmore Homes  Gilmore Loans, LLC, our Manager, shall make certain decisions without input by the Stockholders. Such decision may pertain to employment decisions, including our Manager compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties such as direct investments from venture, crowdfunding, hedge funds, equity firms, institutional investors, etc.

VI.  An investment in Gilmore Homes Gilmore Loans, LLC securities is highly illiquid. As investors, you may never be able to sell or otherwise dispose of your stock equity.

           Since there is limited public trading market for our stock and securities, you may never be able to liquidate your investment or otherwise dispose of your equity. Gilmore Homes Gilmore Loans, LLC currently has a redemption program, but there is no guarantee that the Company will ever redeem or Buy Back your securities. Furthermore, no investor is allowed to redeem their Securities until twelve (12) months after the Stock is purchased. The Company will only redeem up to 4.99% of the value of the assets as calculated on December 31 of prior and future years. Our real estate fund will have up to 12 months to raise $50,000,000, which is crucial for our developments, businesses, and your future returns as investors. [For FY 2020, we were unable to meet this investment thesis].

Risks Related to the Real Estate Business in General

VII.  The profitability of attempted ground up developments and startups particular in urban areas or Opportunity Zones are uncertain.

             As a company, Gilmore Homes  Gilmore Loans, LLC intends to acquire land and develop properties selectively. Developing properties entail risks that investments might fail to perform in accordance with expectations. In undertaking these developments, we will incur certain risks, including the expenditure of funds on, and the devotion of management time to, transactions that may not come to fruition. Additional risks inherent in development include risks that the properties will not achieve anticipated revenues or occupancy levels and that estimates of the costs of construction to bring raw land and the development thereof up to Class A and B properties standards established for market position intended for the property development may prove inaccurate. Expenses may also be greater than anticipated.

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VIII.  Real estate investments are illiquid.

               Because real estate investments are relatively illiquid, our ability to vary our developments portfolio in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performances of our development investments could have an adverse effect on our financial condition and results of operations. This also includes the current health crisis of the Coronavirus which affects consumers, the economy, companies, corporations, and investors.

IX.   Rising expenses could reduce cash flow and funds available for future developments.

            Our developments and the land required thereunto will be subjected to increases in tax rates, utility costs, construction, operating expenses, architectural design, insurance costs, security and maintenance, administrative and other expenses. If we are unable to find land, build upon land, design and build our residential and commercial properties, etc., and incurring expenses thereof, including tenants who might not be able to pay all or some of the expenses when leased in the new properties, we would be required to pay those costs, which could adversely affect funds unavailable for future developments or cash available for distributions.

X.   If Gilmore Homes Gilmore Loans, LLC design and develop assets at a time when the single family, multifamily, condominiums or commercial real estate market is experiencing substantial influxes of capital investment and competition for land and development construction, the real estate that we design, and build may not appreciate or may decrease in value.

         The multifamily, single family and commercial markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated prices and development costs for such assets. To the extent we design and develop real estate in such an environment, we are subject to risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to develop and acquire such assets decreases, our returns will be lower and the value of our asses may not appreciate or may decrease significantly below the amount we paid for as in land and the construction amount, etc., for such assets.

        A single family, multifamily, or commercial property income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as oversupply of properties or land, developed properties or a reduction in demand for new developed properties, availability of for sale properties such as land, competition for other properties such as land, our ability to provide the funds and development cause for such properties as land to build upon, and once constructed and leased, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the development property and changes in rental rates and construction costs. Our income will be

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adversely affected if a significant number of tenants in our residential properties are unable to pay rent or if our new properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our new properties will be located and in the market for single, multifamily, and commercial spaces generally. Therefore, to the extent that there are adverse economic conditions in those regions and in these markets generally, that impact the applicable market rents and development costs, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

XI.  Gilmore Homes Gilmore Loans, LLC will depend on tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our future tenants.

         Our company will highly be dependent on income from either tenants in our new single family rental homes, multifamily apartments, rental condominiums, and our developed commercial properties. Our financial results will depend in part on leasing our new properties and projects such as retail centers and residential new properties on economically favorable terms. In the event of a tenant default in one of our new dwellings prior to stabilization, we may experience delays in enforcing our rights as landlords and may incur substantial costs in protecting our investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation although new properties on our investments in such. Accordingly, our ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

XII.  Gilmore Homes Gilmore Loans, LLC will not sell any property that we design and build, lease so that we will emerge and grow. We are a Holding Company.

            Our company will not sell any property that we build. Moreover, all revenues generated from such properties such as single family, multifamily and commercial real estate will allow our company to grow and emerge. Therefore, your investment may be at risk and you may not be able to recover any or all of your investments. We Will only develop such properties that we know will attempt to bring in high yields, revenues, profits, and investments. Furthermore, our Company will also acquire mortgages, liens, and interests in real estate in case of land acquisitions and the purchases of notes, etc., to buy old and abandon buildings, which we will tear down and build a new. Please be advised that our Company may never raise enough capital to move forward with its intended business operations, as Amended.

XIII.  This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our businesses and development investments before we make them, which makes investments more speculative.

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             Gilmore Homes  Gilmore Loans, LLC will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the development of residential and commercial real estate, technology and financial services and/or investments in interests of said assets. However, because, as of the date of this prospectus, we have not identified the assets we will construct and startup due to capital and financing and because our Member(s) will be unable to evaluate the economic merit of future assets before we design and build them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members investment may not generate returns comparable to our competitors.

        Gilmore Homes Gilmore Loans, LLC and its Management Michael Gilmore set forth the disclosure required by Industry Guide 5 in this Offering Statement, which we will fursuccinctly describes below. Our Company believes that the other provisions of Guide 5 disclosure are not applicable to offerings by non-public trading REITS such as our Company as a proptech and fintech, emerging growth, holding company, and Georgia domestic, limited liability company (LLC), and may contend to confuse potential investors as we outlined that being a blind pool offering, our Members will not have the opportunity to evaluate some of our businesses and development investments before we make them, which makes investments more speculative. Throughout the Offering are detailed risks and explanations that explain our position. Moreover, we hitherto set forth the following as outlined in this Offering Statement, the requisites for Guide 5.

Item 1:  The Cover Page was succinct, brief, and followed the disclosures required and does not require changes.

Item 2:   Our Company believes that, its already disclosures, as to the risks and uncertainties associated with an investment, in the offering, fully comply with federal securities laws, and, therefore, that the Offering statement should not include statements related to suitability standards.

Item 3:   Our Company believes that it has fully described its structure and how it intends to use the proceeds of the offering as outlined throughout the Offering Statement.

Item 4:  Our Company believes that in regards to payments that the General Partner and its affiliates may earn or receive in connection with the offering or operation of the partnership, there are no such arrangements as Michael Gilmore is the only Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer (the only employee) that will launch the company. Even though there are no compensation to a third party general partner as contemplated by Guide 5, the Company's compensation of it sole officer and manager is fully disclosed and our Company has otherwise disclosed the relevant information called for by Item 4 that is applicable to Gilmore Homes Gilmore Loans, LLC.

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Item 5:   Our Company believes that its disclosure, regarding conflicts of interests provides relevant information required under Item 5.

Item 6:  Our Company believes that this item, discussing fiduciary obligations of the General Partner is inapplicable. Management has stated throughout the offering what its role and responsibilities.

Item 7:  Our Company believes that its disclosure in the section of the Offering Statement entitled "Risk Factors" provides the relevant information called for by Item 7.

Item 8:   Our Company laments that Item 8 of Guide 5 calls for a narrative summary of the track record or prior performance of programs sponsored by the General Partner and its affiliates (sponsors). Even though this offering is considered a blind pool offering, the Company believes that it does not have any prior performance to disclose. In addition, the instructions to Item 8 state that Sponsors are urged not to include in the prospectus information about prior performance beyond that required by this Guide. Although not defined in Guide 5, in the Releases that accompany the adoption of, and revisions to, Guide 5 (which was originally adopted as Guide 60), the Commission has discussed what it meant by the term program as used in Guide 5. In Release No. 34 18161 (October 7, 1981), for example, the Commission makes clear that a program is a three phase investment fund or a syndication involving (i) an offering or organization phase in which, the sponsor (who also serves as promoter and, later, general partner) organizes and registers the offering; (ii) a second, operational phase of the program [which] commences with the acquisition of properties; and (iii) a third phase in which, depending on the investment objectives of the program, the program is completed as the partnerships are liquidated and wound down. In addition, the track record information called for by Item 8 of Guide 5 and the accompanying Appendices reinforces this view of the Commission relating to what Guide 5 means when it calls for, track record information of programs sponsored by the General Partner and its affiliates, and Release No. 33 6900 (June 17, 1991) reinforces the view that a program involves an offering of partnership interests. Our Company does not believe that our sole officer and manager has sponsored a (program). As indicated in the Offering Statement, our sole officer and manager has experience managing a 501(c)(3) nonprofit, tax exempt public charity since 2003, and founded over 85 companies, on paper, pre startups (concepts stores and restaurants), all of which are listed under Company Subsidiaries and Emerging Growth Businesses. Furthermore, our Company believes that neither of these amounts to a (program) within the meaning of Guide 5.

Item 9:   Our Company believes that its disclosure in the section of the Offering Statement entitled Management Discussion provides the relevant information called for by Item 9 and is echoed and cross reference throughout the prospectus.

Item 10:  Our Company believes that its disclosure in the section of the Offering Statement entitled Investment Policies and other places in the Offering provides the relevant information called for by Item 10.

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Item 11:  Our Company believes that its disclosure in the section of the Offering Statement entitled Investment Policies, other places, and with Respect to Certain Activities (investments in real estate) provides the relevant information called for by Item 11.

Item 12:  Our Company believes that its disclosure in the section of the Offering Statement entitled Tax Treatment and other places throughout provides the relevant information called for by Item 2.

Item 13:  Our Company believes that its disclosure throughout the Offering Statement is either nontechnical in nature or is not susceptible to varying methods of computation and, therefore, that the requirement of Item 13 is not applicable.

Item 14:  Our Company believes that the descriptions of the material provisions of our Offering, Operating Agreement, and key elements throughout the Prospectus and Form 1 A, Part II and III provide the relevant information called for by Item 14.

Item 15: Our Company believes that its disclosure in the Offering Statement provides the relevant information called for by Item 15.

Item 16: Our Company believes that its disclosure in the Offering Statement provides the relevant information called for by Item 16.

Item 17: Our Company has provided information, disclosed the info, and amended the offering to reflect such called for by Item 17.

Item 18: Our Company believes that it has disclosed in depth and provided information relevant to reflect such called for by Item 18.

Item 19: Our Company does not intend to use any (sales material) within the meaning of Item 19. However, our Company will advertise via social media as mentioned in the Offering Statement and thereby will be Amended from the SEC Comment Letter to reflect, not sales materials, but test the water materials as exhibits.

Item 20: Our Company believes that the Offering Statement provides the relevant information required.

IXV. Gilmore Homes Gilmore Loans, LLC businesses and development properties may not be highly diversified.

              Our potential profitability and our ability to diversify our businesses and development projects may be limited, both geographically and by type of properties designed and built. We will be able to build additional residential and commercial real estate, and our startup businesses etc., only as additional funds are raised, and only if owners of real estate accept our Class A Interests in exchange for an interest in the target properties developed, company or title such as land. Thus, our businesses and properties may not be well diversified, and their economic performance could be affected by changes in the local economic conditions.

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             Our performance is therefore linked to economic conditions in the states in which we will establish our businesses, design, and build our properties, and in the market for real estate properties and land generally. Therefore, to the extent that there are adverse economic conditions in the states in which our properties will be located and in the market for real estate properties that we will design, build, develop and startup, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

XV. Competition with third parties in designing, building, starting up and operating properties may reduce Gilmore Homes Gilmore Loans, LLC profitability and the return on your investment.

           Our company Gilmore Homes  Gilmore Loans, LLC will compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies and foreign investors that operate in the markets in which we may operate, that will compete with, in building businesses and developing residential, commercial and other properties that will also be seeking investments and tenants for these properties.

        Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties such as land or abandon residential and commercial which we will buy and develop businesses, etc., could result in an increase of the price for such properties. If we pay higher prices for such, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our new properties for tenants, etc. Many of these competing properties may be better located and/or appointed than the properties that we will acquire and develop, giving these properties a competitive advantage, and we may, in the future face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our competition for residential renters and commercial tenants.

        In addition, our ability to charge premium rates may be negatively impacted. This increased competition may increase our costs of land acquisitions and abandon properties or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from residential and commercial tenants and may require us to make capital improvements to properties we will buy, design and develop such as old apartment buildings, dilapidated shopping centers, abandon single family homes, etc., which we could not have otherwise made, thus affecting cash available for distribution to you.

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XVI.  Gilmore Homes Gilmore Loans, LLC may not have control over costs arising from ground up construction of properties and businesses.

            As an emerging growth company, Gilmore Homes  Gilmore Loans LLC,  a proptech and fintech firm, will elect to acquire land, old residential and commercial properties, tear down and construct from the ground up, meaning that we purchase the land and implement a plan to construct single family, multifamily, condominiums, retail stores and restaurants, shopping centers, hotels, etc., on the land. In particular, we may acquire affordable land and properties, tear down as stated and convert to market rate properties. We may also purchase land, entitle the land for a new multifamily building, single family residence or commercial building (if that is not already provided), architect a multifamily building, single family residence, or commercial building and build brand new such facilities. Consequently, we intend to retain independent general contractors to perform the actual physical construction work and will be subject to risks in connection with a contractors ability to control new construction costs, the timing of completion of construction, and a contractors ability to build in conformity with plans and specifications.

XVII.  The consideration paid for our target land, old properties, and new developments may exceed fair market value, which may harm Gilmore Homes Gilmore Loans, LLC financial condition and operating results.

           The consideration that we pay will be based upon numerous factors, and the target acquisition such as land, abandon residential and commercial buildings that may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition such as land or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any old or raw properties that we acquire will meet acceptable risk profiles. We may be unable to lease new space, lease vacant space or negotiate leases at market rates in some instances, which would adversely affect our returns on a target development property. As a result, our investments that will target such may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

XVIII. The failure of Gilmore Homes Gilmore Loans, LLC development properties, startup businesses, and financial services to generate positive cash flow or to appreciate in value would most likely preclude our Stockholders from realizing a return on their Interest ownership.

       There is no assurance that our real estate investments in residential, commercial, businesses startup and financial services such as our private label Visa/MasterCard will appreciate in value, make money or profitable. The marketability and the raising of capital through Regulation A, Tier 2 will depend on many factors beyond our control of our management. One of the obstacles to overcome is

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convincing American consumers and citizens to buy into our Regulation A, residential and commercial developments, our 85 plus business startups, etc. There is no assurance that there will be a ready market for the development properties, businesses, services, goods, and products, since investments in real property are generally nonliquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand that will be beyond our control.  We cannot predict whether we will be able to develop any properties, start businesses, etc. Moreover, we cannot predict the terms associated with financing and construction, property acquisition, etc. Furthermore, we may be required to put a larger down payment and equity beyond the 10% to 20%. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties and businesses cold significantly harm our financial condition and operating results.

IXX.  Illiquidity of real estate investments could significantly impede Gilmore Homes Gilmore Loans, LLC ability to respond to adverse changes in the performance of our new properties and harm our financial condition. Additionally, as stated, the health and well being of America and the world play a part.

      Because real estate investments are relatively illiquid, our ability to develop one or more properties, businesses and other underpinnings or investments in our forthcoming portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of established market for a new property, changes in financial condition or prospects of prospective land acquisition and property sellers such as old residential and commercial properties that have been abandon, etc., changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or construction financing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to Manager Gilmore discretion.

Risks Related to Financing

XX.  Gilmore Homes Gilmore Loans, LLC might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

           Our company may obtain lines of credit and long term financing that may be secured by our assets. Since Gilmore Homes  Gilmore Loans, LLC will acquire land, acquire old properties, and tear them down, design and develop residential and commercial real estate, starting up businesses in the retail and restaurants sectors such as putting Can You Spare A Dollar? $1.00 Stores around the United States, obtaining lines of credit and other borrowings will be necessary and crucial although due to conditions and economics,

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some properties might possibly foreclose. We will be highly selective in what we build and the locations in which to build to make sure that the stores are profitably. As with any liability, there is a risk as noted that we will be unable to repay our obligations from the cash flow of assets. Therefore, when borrowing and securing such financing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

XXI. Gilmore Homes Gilmore Loans, LLC have broad authority to incur debt and high debt levels which could hinder our ability to make distributions and decrease the value of our investors investments.

          Our policies do not limit us from incurring debt until our total liabilities would be 80% of the value of the assets of the Company. We intend to borrow as much as 80% to 90% of the value of our new properties, for businesses startups, etc. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors investments.

Risks Related to Gilmore Homes Gilmore Loans, LLC Corporate Structure

XXII. Gilmore Homes Gilmore Loans, LLC does not set aside funds in a sinking fund to pay distributions or redeem the Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

               Our company does not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Interests at the end of the applicable nonwithdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distribution payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory, and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you.

             Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If

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we do not have sufficient funds to meet our anticipated future operating expenditures and debt payment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

XXIII.  Investors will have limited control over changes in Gilmore Homes Gilmore Loans, LLC policies and operations, which increase the uncertainties and risks you face as an Investor and Stockholder.

            CEO Gilmore determines our major policies, including our policies regarding financing, growth, and debt capitalization. As Manager, he may amend or revise these and other policies without a vote of the Members. Our Managers broad discretion in setting policies and our Members inability to exert control over those policies increase the uncertainty and risks you will face as a Member.  In addition, our Manager may change our investment objectives without seeking Member approval.  Although management and the board will have fiduciary duties to our Members and intends only to change our investment objectives when the board determines that a change is in the best interests of our Members, a change in our investment objectives could cause a decline in the value of your investment in our company.

XXIV.  Gilmore Homes Gilmore Loans, LLC ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

      Currently, Gilmore Homes  Gilmore Loans, LLC strategy will include paying a preferred return to investors under this Offering that would result in an annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

XXV. Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

Registration and Exemptions Under the Investment Company Act of 1940

      Gilmore Homes Gilmore Loans, LLC does not fall within the definition of an investment company because we are a small startup company that is not an operating company who have large amounts of assets invested in cash management instruments, government securities and money market funds. Moreover, our Company is not an investment company because of our specific companies, development and operations outlined herein of which we do not invest in or have investments in certain securities, which may trigger the act's 40 percent test.

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Section 3(a)(a)(A) of the act defines an investment company as an issuer that is or holds itself out as being engaged primarily in an investment company business. Gilmore Homes Gilmore Loans, LLC is not such a company. Section 3(a)(1)(B) defines an investment company as an issuer that is a face-amount certificate company. Gilmore Homes Gilmore Loans, LLC is not such a company. Section 3(a)(1)(C) defines an investment company as an issuer that holds more than 40 percent of its assets (other than cash and government securities) in investment securities. Gilmore Homes Gilmore Loans, LLC is not such as company.

According to the Investment Company Act of 1940, as amended, an issuer is any person who issuer or proposes to issue any security or has outstanding any security that he or she has issued. A security is defined in Section (29a)(36) of the act to be any of the following: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security.

Under Section 3(a)(1)(C) of the act, as lamented, an issuer may become an investment company if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire, investment securities having a value exceeding 40 percent of the value of its total assets, exclusive of government securities and cash items, on a consolidated basis. Gilmore Homes Gilmore Loans, LLC is not such a company.

Under the Investment Company Act of 1940, the Law is clear. Moreover, our Company clearly falls under its exemptions. As the law outlines, there are a number of exemptions from registration available to issuer.

Section 3(c)(1) of the act excepts from the definition of investment company "any issuer whose outstanding securities (other than short-term paper) are beneficially owned by not more than 100 person and which is not making and does not presently propose to make a public offering of its securities." Thus, no more than 100 persons may beneficially own the issuers outstanding securities, other than short-term paper. In addition, the beneficially owned securities may be voting or nonvoting securities. A beneficial owner is generally determined by whether such person has the ability to decide whether, or how much, to invest in those securities. In addition, securities that are jointly owned by spouses are considered to be one beneficial owner.

According to the Investment Act of 1940, the various exceptions from the definition of an investment company include the following: (As Amended, Our Company Gilmore Homes Gilmore Loans, LLC sets forth the criteria in this Offering, which analyzes how our investments, investment strategies and business model supports the exemptions).

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    * Any person primarily engaged in the business of underwriting and distributing securities issued by other persons, selling securities to customers, acting as a broker, and acting as market intermediary, or any other or more of such activities, whose gross income normally is derived principally from such business and related activities. (Gilmore Homes  Gilmore Loans meets this exemption as a direct issuer, selling securities to customers via its online portal and whose gross income will be derived principally from such business and related activities. In addition, GH GL, LLC may have other persons such as Crowdfunding Sites to help distribute its Securities such as StartEngine, as an example, or Realty Shares, where qualified if our company meets their criteria).

    * A depository institution or a branch or agency of a foreign bank, a member bank of the Federal Reserve System, any other banking institution or trust company, whether incorporated or not, doing business under the laws of any state or of the United States, and a receiver, conservator, or other liquidating agent of any institution or firm included above.

    * Any common trust fund or similar fund maintained by a bank exclusively for the collective investment and reinvestment of moneys contributed thereto by a bank in its capacity as a trustee, executor, administrator or guardian, if such funds are employed by the bank solely as an aid to the administration of trusts, estates, or other accounts created and maintained for a fiduciary purposes; except in connection with the ordinary advertising of the bank's fiduciary services, interests in such fund are not advertised or offered for sale to the general public; and fees and expenses charged by such fund are not in contravention of fiduciary principles established under applicable federal or state law.

    * Any person substantially all of whose business is confined to making small loans, industrial banking, or similar businesses. (Gilmore Homes Gilmore Loans, LLC will offer future loans as specified in the Offering. Thus, hence our name Gilmore Loans. Gilmore Loans, through our small loans division, will issue such student, home, personal, business, car, and mortgages, in the future).

    * A company organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to the supervision of the insurance commissioner or a similar official or agency of a state, or any receiver or similar official or any liquidating agent for such company, in his capacity as such. (Gilmore Homes Gilmore Loans, LLC will offer future insurances as specified in the Offering.

Our insurances, in the future, will include renters, home, life, car and business low cost insurances, hence our name).

    * Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses; purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; making loans to manufacturers, wholesalers, and retailers of, and to prospective

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purchasers of, specified merchandise, insurance and other services; and purchasing or otherwise acquiring mortgages, and other liens and interests in real estate. (Gilmore Homes Gilmore Loans, LLC may meet this exemption via its interests in real estate, the acquiring of notes and mortgages in case of land acquisitions, purchases of abandon buildings and apartments, mortgages on them, etc.).

    * Any company primarily engaged, directly or through majority owned subsidiaries, in one of more businesses, e.g., majority owned subsidiary, holding companies, or in one or more of such business (from which not less than 25 percent of such company gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. (Gilmore Homes Gilmore Loans meets and fall under this exemption as well as a holding company).

    * Any issuer, the outstanding securities of which are owned exclusively by persons who, at the time of acquisition of such securities, are qualified purchasers, and which is not making and does not at the time proposes to make a public offering of such securities.

    * Any person substantially all of whose business consists of owning or holding oil, gas, or other mineral royalties or leases, or fractional interests therein, or certificates of interest or participation in or investment contracts relative to such royalties, leases or fractional interests.

In sum, nothing in our Company: Gilmore Homes Gilmore Loans, LLC Offering, Business Plan, Investment Strategies, Objectives, Benchmarks, Activities etc., classifies, defines, or qualifies us as an Investment Company or to register as an Investment Company, for we are not. Gilmore Homes Gilmore Loans, LLC falls under a few of the aforementioned exemptions from registration, and as amended below.

      As Amended, Gilmore Homes  Gilmore Loans, LLC is not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Act of 1940, an investment company is defined as an issuer which is or holds itself out as being engaged in primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face amount certificates of the installment type, or has been engaged in such business and has any such certificate understanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer total assets (exclusively of Government securities and cash items) on an unconsolidated basis.

      We intend to operate in such manner as not to be classified as an investment company within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. As a Small Business, we will incorporate real estate, technology,

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and financial services as an emerging growth company. The management and the investment practices and policies of our Company does not align us as an investment company nor does our business plan. If deemed an investment company, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation, as a Regulation A, Tier 2.

XXVI.   If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted. As amended, our Company meet the threshold of exemptions under the definition and meaning of the Investment Act.

             If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

.  restrictions on the nature of our investments; and

.  restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

.  registration as an investment company;

.  adoption of a specific form of corporate structure; and

.  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

XXVII. The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability. As amended, our Company shows several exemptions, which analyze how our investments, investment strategy and business model support the exemptions, as outlined in this Offering.

     We do not believe that at any time we will be deemed an investment company under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an investment company, we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Act of 1940, as amended (referred to in this Offering as the 1940 Act). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an

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investment company any entity that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable or could require us to dispose of investments that we might prefer to retain.

If we are required to register as an investment company under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial conditions and results of operations in future periods.

As discussed, our Company meet other exemptions as well as outlined on page 21 in our Offering Circular. For Cross Referencing Purposes, please see page 21 in Our Offering Circular and NOT within this Annual Report.

Investment Advisers Act of 1940 to External Managers

         Founder and Owner Michael Gilmore, the Chief Executive Officer of Gilmore Homes Gilmore Loans, LLC is responsible for analyzing the applicability of the Investment Advisers Act of 1940 to its external Manager. The Securities and Exchange Commission has set forth a 60 page document outlining Regulation of Investment Advisers and the Investment Advisers Act of 1940. After reading the document juxtaposed analyzing thereunto, which our external manager Michael Gilmore and any hired future managers will follow, our company and its management are not investment advisers nor will operate as such. Specifically, we are not an investment company, investment consultant, financial planner, or money manager. The Company and its Manager as the CEO will sell securities in our Company, not our projects and businesses. The money raised from the selling of our Class A Securities will go to fund and operate our businesses and its real estate. Note: Our Company may never raise enough capital to move forward with its intended business purposes.

For Definition of an Investment Adviser, Section 202(a)(11) of the Act defines an investment adviser as any person or firm that: (1) for compensation; (2) is engaged in the business of; and (3) providing advice to others or issuing reports or analyses regarding securities. According to the SEC, a person MUST satisfy all three elements to fall within the definition of investment adviser.

Gilmore Homes Gilmore Loans, LLC and its Management Michael Gilmore does not satisfy all three elements. Moreover, the SEC staff has stated that advise about real estate, etc., is not advice about securities (II)(A)(3)(a)(7).

Tender Offer Rules (Tender Offer Considerations, Cash Repurchases and Exchange Offers)

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      Gilmore Homes Gilmore Loans and its Management is responsible for analyzing the applicability of the tender offer rules to our share repurchase program, including Regulation 14E, which would apply to any tender offer for securities issued pursuant to the Regulation A exemption. The term tender offer is not specifically defined in the statue or in the SEC regulations. The lack of a specific definition has permitted the SEC and the courts to apply tender offer rules to a broad range of transaction structures.

The analysis of whether an offer constitutes a tender offer begins with the often cited eight factor test cited in the case of Wellman vs Dickinson: (1) An active and widespread solicitation of public shareholders for the shares of an issuer, (2) A solicitation is made for a substantial percentage of the issuer securities, (3) The offer to purchase is made at a premium over the prevailing market price, (4) The terms of the offer are firm rather than negotiable, (5) The offer is contingent on the tender of a fixed number of shares, often subject to a fixed maximum number to be purchased, (6) The offer is open only for a limited period of time, (7) The offeree is subjected to pressure to sell his or her security, and (8) Public announcements of a purchasing program concerning the target issuer precede or accompany a rapid accumulation of large amounts of target issuers securities.

       These eight factors need not all be present for a transaction to be deemed a tender offer. Gilmore Homes Gilmore Loans, LLC will ensure appertaining to Section 14(e) of the Securities Exchange Act of 1934 (the Exchange Act), which is an antifraud provision that establishes the baseline for tender offer regulation. Section 14(e) prohibits an offeror from making any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Section 14(e) also prohibits any fraudulent, deceptive, or manipulating acts in connection with a tender offer. Section 14(e) also applies to cash tender offers, as well as to exchange offers subject to the tender offer requirements. This also applies to both third-party tender offers as well as issuer tender offers, which our Company will analyze and follow.

Additionally, after our redemption program commences after a 12 month holding period, our firm is responsible for analyzing the applicability of Regulation M to our share repurchase program. Thus, after analyzing, all the elements of our share repurchase program is consistent with the class relief granted by the Division of Market Regulation in the class exemptive letter granted Alston and Bird LLP dated October 22, 2007.

Insurance Risks

XXIX.  Gilmore Homes Gilmore Loans, LLC may suffer losses that are not covered by insurance.

       The geographic areas in which we invest may be at risk for damage to property due to certain weather related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However,

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such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lenders title insurance policy and will require that properties maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality, and amount of insurance to be placed on our properties will be made exclusively by the Manager. Certain type of losses that may impact the security for our properties could be of catastrophic nature (due to certain things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed.

Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

      Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property. Additionally, properties that we purchase may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues. In all cases of acquiring properties, the objective will be to tear down and build anew. The Manager will obtain its own insurance policies on properties that we acquire and build. Those properties could be subjected to damage and uninsured at the time of acquisition and purchase (raw land, land, and old abandon buildings), which the Company may suffer a loss of its security for a loan.

 Federal Income Tax Risks

XXX.  The Internal Revenue Service may challenge our characterization of material tax aspects of our investments in the Interests.

             An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES starting on page 80 in the Offering and NOT in this Report.

       Investors are urged to consult with your own tax advisor with respect to federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our (forthcoming) legal counsel will be unable to form an opinion as to the probable

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outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a dealer so that future sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as tax shelter under the Internal Revenue Code nor also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

XXXI.  Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

             As a Stockholder of the Company, you will be required to report your allocable share of our taxable income on your personal tax return regardless of whether you have received any cash distributions from us. It is possible that your interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

XXXII. Investors may not be able to benefit from any tax losses that are allocate to your Interests.

           Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, Accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayers income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or portfolio income, which includes non business income derived from dividends, interest, royalties, annuities and gains from properties held for investment including sales.

We intend to hold our properties. Also, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

XXXIII.   Gilmore Homes Gilmore Loans, LLC may be audited which could subject you to additional tax, interests, and penalties.

         Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorney fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is

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primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service.

Further, our Manager may cause us to elect to be treated as a large Company. If it does, we could take advantage of simplified flow through reporting of the Company items. Adjustments to Company items would continue to determine at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate.

Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

XXXIV. State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

          The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own, develop, and build properties including establishing our startup businesses may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by nonresident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states.

In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

XXXV. Legislative or regulatory action could adversely affect investors.

         In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the development potential and profits

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of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our Interests (By Interests we mean development of our properties own, our businesses, our residential and commercial properties).

ITEM 2.      MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview Synopsis of Company Lamented

Gilmore Homes Gilmore Loans LLC was founded in Hattiesburg, Mississippi in December of 2015. In July of 2016, the company moved to Atlanta, Georgia. In July of 2018, the company was incorporated under the laws of the State of Georgia, as a domestic, limited liability company.

Gilmore Homes  Gilmore Loans, LLC was founded by Mr. Michael Gilmore, the Founder, Fund Manager, Chief Executive Officer (CEO), Chief Financial Officer (CFO), and Chief Technology Officer (CTO) whose vitae includes non profit management, secondary education, higher education, retail sales, financial management, real estate, design and development, etc.

The company Gilmore Homes – Gilmore Loans, LLC is a proptech, fintech and consumertech firm that encompass real estate, technology, financial services, and consumer goods based in Atlanta, Georgia. The company envisions to design, develop, build, own and manage single family homes, multifamily apartments, condominiums, hotels, and high rise office buildings, shopping centers, retail stores, discount retail and restaurants, financial institutions, radio and television stations, magazines and social media platforms, and higher education institutions, to name a few.

Company Operating Results

Gilmore Homes Gilmore Loans, LLC has not realized any revenues to date. Out of 9,400 potential investors who clicked on our news article, only 14 signed up, and 2 actually invested.  The two that invested, invested $500 each in our Preferred Class A Stock, totaling $1,000. Those funds were returned to the investors in July of 2020 due to not meeting the minimum amount nor having enough investors to move the company, its businesses and its projects forward.  The independent auditor had issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

From inception until the date of this filing, Gilmore Homes Gilmore Loans, LLC has had limited operations, no income, no revenues, and debts ($1,650) in 2018 and 2019, ($8,530) in 2020, and ($1,050) in 2021 payable to third parties.

In February of 2020, Gilmore Homes Gilmore Loans, LLC paid ($50) for annual Georgia Business License, in May 2020 paid ($3,000) remaining balance out of $6,000 for BF Borgers CPA PC, for a two year audit, in July 2020 paid ($500) for escrow and transfer account set up and ($2,565)

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for 12 months of ongoing monthly payments for escrow and transfer account at $213.75 per month maintenance fee, and ($475) for Business Wire News Press Release, in November 2020 paid ($250) to Black PR News Press Release, and in December 2020, received a ($2,500) Grant from Facebook, Submittable Holdings Inc, for Small Black Owned Business, which ($1,690) was spent and paid to a third party for business rent expense, all totaling ($8,530).

For 2021, beginning January 1, 2021 and ending July 7, 2021 at fund closure, in February of 2021 ($50) spent for annual Georgia Business License and in July of 2021, ($1,000 or $500) returned to the two investors, from Securities Transfer Corporation, the escrow and transfer agent.

Thus, Gilmore Homes Gilmore Loans, LLC had an accumulated deficit of ($8,530) in FY January 1, 2020 ending December 31, 2020 and ($1,050) January 1, 2021 till July 7, 2021 at SEC RegA+ Tier II fund closure, over its 12 month period.

The failure of our First Fund, First Offering was largely due in part to fundraising during COVID 19. Secondly, the price point minimum of $500 were too much for investors during the economic and health recovery. Third, due to lack of growth funding, crowdfunding and non interests from venture capitalists, Gilmore Homes Gilmore Loans, LLC was unable to secure capital to grow, advertise, and market our Regulation A+ Tier II Offering successfully, and ultimately we suffered a major loss of ($8,530) in FY 2020, and ($1,050) in FY 2021, at fund closure.

Not deterred, Gilmore Homes Gilmore Loans, LLC will be testing the waters for our Second Offering and Second Fund including setting in motion to file for Qualification with the SEC. We expect better results, since our Second Offering will have NO minimum amount to invest, starting at $75 per share, which investors can purchase up to $75,000,000.

Gilmore Homes Gilmore Loans, LLC principal office is at 5401 Old National Highway, #419, Atlanta, Georgia 30349 until the home based company moved the latter of 2021.  Our telephone number is 601.582.1851. The $1,000 (or $500) received out of $50,000,000 was not enough to operate, grow, sustain, develop our business operations, develop our projects, and develop at least 1 single family home or 1 retail and restaurant store Can You Spare a Dollar? Chain of $1.00 stores, nor interests in Gilmore Tower, Gilmore Multifamily Apartments or any of our 85+ companies and subsidiaries (see Description of Business and Use of Proceeds in our Offering Circular) and as captured briefly herein.

Gilmore Homes  Gilmore Loans, LLC did not receive any financing for FY 2020 and FY 2021. Moreover, Gilmore Homes Gilmore Loans, LLC did not receive an arrangement of financing nor a construction loan for any of our businesses and real estate projects nor working capital. Manager Gilmore had to come out of pocket to pay the debts, deficit of $8,530 for FY 2020 and $1,050 for FY 2021. To commence the implementation of our business plan, we required funding of at least $25,000. We did not meet this financial objective. Thus, the company did not generate any revenue in the first 12 months, and the first 6 months. Consequently, we do not have the funds to pay for ongoing expenses of audit, accounting, updated legal opinion if needed, working capital, etc.

If at first you do not succeed, try and try again. Thus, Gilmore Homes Gilmore Loans, LLC is launching its Second Offering, Second Fund as a Regulation A+ Tier II to raise up to $75,000,000, with only a $7,500 minimum amount, and NO minimum investment amount, starting at $75 per share, open to both accredited and non accredited investors (general public).

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At the beginning of this Offering Statement to the end of this Offering Closure and so forth, there is no public trading market for our Class A Preferred Stock, and no assurance that a trading market for our securities will ever develop, or, if any market does develop, it may not be sustained. Our company Class A Stock is not traded on any exchange or on the over the counter market.  After the effective date of the offering circular relating to this prospectus and its closure, there is still no assurance that our Class A Stock will be quoted on a stock exchange or any such securities exchanges.

Gilmore Homes Gilmore Loans, LLC was met with consequential dismissal from Crowdfunding portals. As a matter of fact, our company applied to all, where applicable and feasible, and were rejected from each. There were no legal, valid reasons given to our Offering except, “not a good fit.”  As only the second African American individual and company to be qualified by the United States Securities and Exchange Commission, our race is use to “not a good fit.” As the fund manager, I was not prepared for the onslaught of rejections and the lack of funding. As the chief executive officer of the company, I believe in the company business plan, its mission, its objectives and benchmarks, the jobs the company will create, the homes the company will build, the businesses the company will establish, etc.

Emerging Growth Company

We, Gilmore Homes Gilmore Loans, LLC the company, are an emerging growth company within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements thar are applicable to other public companies that are not emerging growth companies including, but not limited to,(1)  not being required to comply with the auditor attestation requirements of Section 404 nor have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act, (2) not required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis), (3)  the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, and (4) not required to submit certain executive compensation matters to shareholder advisory votes, such as (say on pay) and (say on frequency), and disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officers compensation to media employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Gilmore Homes Gilmore Loans LLC has elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see the risk factors and the entire Offering Statement in our Prospectus.  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or at the closing of the sale of our Class A Stock, which ended July 7, 2021.

In sum, Gilmore Homes  Gilmore Loans, LLC believes that there is still an opportunity in the domestic marketplace to design, develop, build, own and manage a successful real estate, proptech, fintech and consumertech investment company. We intend to provide real estate investment opportunities for investors interested in achieving financial success by taking advantage of the real estate market across the country, post Covid 19, but specifically in communities adversely affected by Gentrification in the United States. This strategy may include properties located in what are deemed Opportunity Zones. An Opportunity Zone is an economically distressed community where new investments, under certain conditions may be eligible for preferential tax treatment. Localities qualify as opportunity zones if they have been nominated for that designation by the state and that nomination has been certified by the Secretary of the U.S. Treasury via delegation authority to the Internal Revenue Service.

Gilmore Homes Gilmore Loans, LLC looks to serve our investors by working to maximize their income, generate revenue, while at the same time control expenses in both our first offering and fund, followed by our second offering and fund forthcoming after qualification, but currently we will Test the Waters aggressively until qualified by the United States Securities and Exchange Commission (SEC).

Liquidity and Capital Resources

From January 1, 2020 to December 31, 2020, and January 1, 2021 to July 7, 2021, our company Gilmore Homes Gilmore Loans, LLC depended on the founder and fund manager Michael Gilmore to raise funds for its operations from personal income, possible private friends and family network and in rare circumstances a loan from the Hattiesburg University Foundation, its charity arm, which did not materialize. As of July 7, 2021 at Fund Closure, a total of 10 or 20 in our Class A Preferred Stock were sold and issued for the aggregating of $500 or $1,000.

As of January 1, 2020 to December 31, 2020, our company Gilmore Homes Gilmore Loans, LLC had ($8,530) due and payable to Related Parties, and from January 1, 2021 till July 7, 2021, the company had ($1,050) due and payable to Related Parties and Return of monies to Investors.

Thus, from our qualifying period of July 7, 2020 to July 7, 2021, subsequent beginning and ending of the year 2020 and the first 6 months of 2021, Gilmore Homes Gilmore Loans, LLC had no working capital reserves and incurred losses prior to generating any positive working capital. COVID 19 devastated our fundraising efforts as a minority owned, Black business engaged in real estate, technology, financial services and consumer goods. These subsequent matters and losses of $8,530 for FY 2020 and $1,050 for FY 2021, for the first 6 months till fund closure, raise substantial concern about our Company ability to continue as a going concern.

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On a positive note, our company Gilmore Homes Gilmore Loans, LLC received a $2,500 GRANT from Facebook, Submittable Holdings, Inc., for Small Black Owned Businesses, awarded in December 2020. Additionally, the personal income of the founder, the subsequent federal and state unemployment pandemic insurance and benefits, the IRS refunds from both President Trump and President Biden CARES relief 1st and 2nd Stimulus, and AD credit of $1,500 from Facebook to continue advertising my Regulation A+ Tier II Offering as a Black Owned Small Business reached over 50,000 impressions, but only 14 investors signed up and 2 invested in the offering and fund. Thus, the management has been somewhat successful in raising and receiving government funds and income to maintain certain elements of company operations and has used those available personal funds to modest effect the fund efforts.

As a result, during both the 6 month period and 12 month period of Gilmore Homes Gilmore Loans, LLC Offering, the company continued raising funds relying on Reg A+ exemptions although we suffered a deficit of $8,530 and $1,050 respectively. With our Second Fund and Offering yet to be Qualified, we plan to Test the Waters and hope for a better outcome, such as raising a minimum amount of $7,500 and issuing Stock at $75 per 1 share (plus fees) with NO minimum amount to Invest, so that we can try and raise up to $75,000,000 the maximum versus only raising $1,000 (refunded) out of $50,000,000 the maximum of this our First Fund and First Offering.

At present, the Company is and plans to continue to pursue its business plan, although not selling Stock until later qualified by the Securities and Exchange Commission (SEC) for our Regulation A+ Tier II. There can be no assurance of the Company ability to do so or that additional capital will be available to the Company. If so, the Company objective of its plans will be adversely affected. The Company currently has no agreements, arrangements or understandings with any person or company to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. The rejections from Crowdfunding portals, Banks, and Venture Capitalists were proof and evidence.

Gilmore Homes  Gilmore Loans, LLC business outlook for the remainder of 2021 and 2022 forthcoming remains uncertain. The uncertainty can impact our ability to achieve our goals for 2021 and 2022. We do plan to file every year for our Regulation A+ Tier II to be qualified to raise up to $75,000,000. Our company believes in its Mission, Goals, Benchmarks, Business Plan, Businesses, Housing and Companies.

We are highly dependent upon the General Public as Investors and the success of the Regulation A+ Tier II Offering, as described herein. Therefore, the failure thereof in raising capital would result in the need to seek capital from other resources such as finding a major institutional investor, lowering the minimum Stock price amount such as from $750 to $75, which the past Offering of $500 vs $50 was devastating and did not attract many investors during Covid and post Covid 19, taking loans, which would likely not even be possible for the Company, to continue to seek Venture Capitalists, although rejected and to find that one NBA, NFL player or millionaire, who can invest in the company, although no guarantee. However, if such financing were available because we are an early growth and established Proptech, Fintech and Consumertech Company with small operations to date and debts of $8,530 and $1,050 respectively, we would likely have to pay additional costs associated with high risk financing. At such time these funds are required, management would evaluate the terms of such financing. If the Company cannot raise additional proceeds relying on Regulation A+ of its equity for the expired First Fund and Offering, gearing up for the Second Fund and Offering, Gilmore Homes Gilmore Loans, as a company would be required to cease business operations, and investors may lose all of their investment.

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However, investors monies were saved in escrow and never touched by us as a company because we never receive the investors minimum nor the minimum amount to access those funds. Thus, we will continue the Reg A+ fight to raise money because the Mission and our Business Plan are so great.

Gilmore Homes Gilmore Loans, LLC is continuing to move forward to implement our business plan, despite the negative aspects of the slow down with COVID 19, the lack of investors interests in our First Fund and First Offering and the price point of our initial stock minimum at $500 in order to invest. We will continue raising funds through relying on Reg A+ exemption.

From January 1, 2020 to December 31, 2020 (since being qualified as of July 7, 2020) up to July 7, 2021, our Company raised $1,000 (or $500) from 2 shareholders and sold the total of 20, (10 each par $50) of Class A preferred Stock.

As of July 7, 2021 at Fund Closure appertaining to its 12 month period, beginning in Fiscal Year January 1, 2020 to December 31, 2020, the Company had a deficit of ($8,530) payable to Party Affiliates, and from January 1, 2021 to July 7, 2021, as lamented, a deficit of ($1,050) payable to party affiliates. Thus, the company had debts and no income and working capital reserves. We will likely to continue to incur losses prior to generating positive working capital and capital for operations, our businesses and projects, and successfully marketing the securities.  These matters raise substantial concern about our Company ability to continue as a going concern.

We have no other information to disclose that was required to be in a report on Form 1 U, Form 1 SA during the semiannual period, covered by this Form 1 K, but was not reported.

Regulation A+ Tier II Offering

On June 27, 2019, Gilmore Homes Gilmore Loans, LLC launched an Offering and the Offering was Qualified on July 7, 2020 under Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings, pursuant to which we were offering up to 1,000,000 Class A preferred Stock at an offering price of $50 per share for total gross proceeds of $50,000,000. As of July 7, 2021, we issued and refunded an aggregate of 20 (10 each) Class A preferred Stock to only 2 investors, although we were able to reach, according to Facebook, over 50,000 impressions, our news press release garnered over 9,400 clicks, 14 investors signed up, and only 2 actually invested, from FYs January 1, 2020 to December 31, 2020 and January 1, 2021 up to July 7, 2021 at 12 months, Fund Closure. We suffered a loss of $8,530 and $1,050, related to party affiliates such as accounting and audit, press releases, maintaining escrow and transfer monthly fees, and other costs related to this Reg A + Tier II offering and fund.

Off Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off balance sheet arrangements.

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Securities Offering Costs

Gilmore Homes – Gilmore Loans, LLC had incurred costs associated with these securities offering exempt from registration under Regulation A and the Company accounts for those costs under ASC 505-10-45-2. These costs include transaction costs such as escrow and transfer agent monthly fees and initial set up costs, auditor and accountant remaining fees, diligence fees and transactional fees related to press releases to market the offering, renewal of business license with the Georgia Secretary of State, and other expenses as outlined in the Financials. Such costs were not charged to the Stockholders because only 2 invested and funds returned. For the year ended December 31, 2020, the securities offering costs were a negative $8,530 owed to Related Parties affiliated with this Regulation A+ Tier II Offering and came from the personal income and resources of Manager Michael Gilmore which to pay. For current FY 2021, which the First Fund and First Offering closed on July 7, 2021, the securities offering costs is $1,050.

ITEM 3.   Directors and Officers

Management (The Manager)

Gilmore Homes – Gilmore Loans, LLC operates under the direction of the manager Michael Gilmore, the Founder and CEO. He is responsible for directing the operations of our business, directing the day-to-day affairs, fundraising, and implementing our investment strategy. The Manager is not required to devote all of its time to the business and is only required to devote such time to our affairs as its duties require.

Except to the extent that such authority and rights have been reserved for stockholders in our operating agreement, the Manager shall have the obligation and the exclusive rights to manage the day to day activities of the Company, including, but not limited to, performance of the following activities.

The Manager may:

* Capitalize the company by the sale of interests (stock) as authorized in the operating agreement;

* Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of our business;

* Borrow money and issuing of evidences of indebtedness necessary, convenient, or incidental to the accomplishment to the purpose of the Company and securing the same by construction loan, mortgage, pledge, or other lien on a property we may acquire in order to develop, including the right (but not the obligation) to personally and voluntarily guarantee such obligations;

* Open, maintain and close, as appropriate, all bank accounts, escrows, and (subject to any limitations set forth in the operating agreement),

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drawing checks and other instruments for the payment of funds associated with acquiring, building and maintenance of land and property;

* Make all decisions relating to developing a property and subsequently borrowing debt and receiving equity thereunto from individuals, NFL/NBA players, artists and entertainers, businesses, angel investors, debt and equity capital sources and brokers, etc.;

* Employ such agents, employees, general contractors, independent contractors, auditors, accountants and attorneys as may be reasonably necessary to carry out the purpose of the Company set forth in the operating agreement;

* Obtain, negotiate and execute all documents and/or contracts necessary or appropriate to accomplish loans, developments, etc., for a property, on a property, and building a property or any portions thereof;

* Establish a reasonable reserve fund for our operations of and potential future or contingent liabilities;

* Engage in any kind of legal activity and perform all necessary business in connection with the operations of the company and its business plan.

The Manger has the rights to perform any of the above, its rights and duties through delegation to or contract with affiliated or unaffiliated service providers, agents, or employees of the Manager, provided that all contracts with affiliated persons are on terms at least as favorable to us as could be obtained through arms-length negotiation with unrelated third parties and affiliates; and further provided that the Manager shall remain primarily responsible for the active supervision of such delegated work.

Directors, Executive Officers and Key Employees of the Manager

Name: Michael Gilmore

Title: Chief Executive Officer, Founder and Fund Manager

Age: 54

Term of Office (Beginning): December 2015 in Hattiesburg, Mississippi; and July 2016 in Atlanta, Georgia

PT Employees Hours per Week: N/A

Michael L. Gilmore is the founder, fund manager and Chief Executive Officer of Gilmore Homes – Gilmore Loans, LLC. Mr. Gilmore began his career in retail sales, education, higher education, non profit management and real estate design and development. He has designed and developed through Business Plans over 85+ companies on paper. Notwithstanding, Mr. Gilmore has served as the Executive Director of the Hattiesburg University Foundation – Atlanta, a 501(c)(3) non profit engaged in education, adult literacy, affordable housing and community development.

Mr. Gilmore has not been convicted over the past 20 years, 10 years, or 5 years in any criminal proceedings, civil litigations; and/or has ever filed for bankruptcy (federal, state, local), never, in his 54 years of existence nor his businesses or companies including this company.

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Compensation of Executive Officers and Compensation of the Manager

For FY 2020, 2021 or any time, CEO Mr. Gilmore has not been compensated via salary, fee or any compensation.

ITEM 4.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

NONE;

ITEM 5:   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

NONE:

ITEM 6: OTHER INFORMATION

Gilmore Homes – Gilmore Loans, LLC has no further information to disclose that was required to be in this report or in a previous report on Form 1 U during the last six months, 12 months or at the end of this FY Final Report ended December 31, 2020 and the 1st 6 months of 2021 at the end of Fund Closure, that was required to report, but was not reported. All information has been reported accurately that is required.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles, or GAAP, requires our management to make assumptions, estimates and judgments that affect the amounts reported, includes the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of  our financial condition and results from of operations and require management difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly  sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management current judgments. We believe the critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

ITEM 7.   FINANCIAL STATEMENTS

Interim Financial Statements that are Unaudited but Required for Annual Audit will be filed via Amendment when finances permit our company to file and refile this Audited Annual Report (Forthcoming).

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Item 7. Financial Statements

INDEX TO FINANCIAL STATEMENTS GILMORE HOMES GILMORE LOANS, LLC

Unaudited Consolidated Financial Statements for the 12 Months Ended December 31, 2020, and January 1, 2021 to July 7, 2021 for Six Months ended, at SEC Regulation A+ Tier II Fund Closure

P

Consolidated Balance Sheets as of January 1, 2020 ending December 31, 2020 and January 1, 2021 ending July 7, 2021 (unaudited)

Consolidated Statements of Operations as of January 1, 2020 ending December 31, 2020 and January 1, 2021 ending July 7, 2021 (unaudited)

Consolidated Condensed Statement of Cash Flows as of January 1, 2020 ending December 31, 2020 and January 1, 2021 ending July 7, 2021 (unaudited)

Consolidated Statements of Changes in Stockholders Deficit as of January 1, 2020 ending December 31, 2020 and January 1, 2021 ending July 7, 2021 (unaudited)

Notes to the Consolidated Financial Statements (unaudited)

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GILMORE HOMES - GILMORE LOANS, LLC
BALANCE SHEETS

	December 31, January to July 7,
	2020	2021
ASSETS
CURRENT ASSETS	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Amount due to related party	8,530	1,050

Total Liabilities	8,530	1,050

STOCKHOLDERS' EQUITY
Common Stock
Additional paid-in capital
Accumulated loss	(8,530)	(1,050)
Total Stockholders' Deficit	(8,530)	(1,050)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Working capital (deficit)	(8,530)	(1,050)
Accumulated (deficit)	(8,530)	(1,050)

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GILMORE HOMES - GILMORE LOANS, LLC
STATEMENT OF OPERATIONS

Year Ended Six Months Ended
December 31, July 7,
	2020	2021

REVENUES	$	$
COST OF REVENUES	-	-
GROSS PROFIT	-	-

TOTAL OPERATING EXPENSES	8,530	1,050

LOSS FROM OPERATIONS	$ (8,530)	$ (1,050)
LOSS BEFORE PROVISION FOR INCOME TAXES	$ (8,530)	$ (1,050)
Provision for income taxes	$ -	$ -

NET (LOSS)	$ (8,530)	$ (1,050)

NET LOSS PER SHARE OF COMMON STOCK, Basic and diluted	$ -	$ -

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	-	-

The accompanying notes are an integral part of these financial statements.

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GILMORE HOMES - GILMORE LOANS, LLC
CONDENSED STATEMENT OF CASH FLOWS

Year ended
	December 31, 2020	6-months, July 7, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (8,530)	$ (1,050)
Net cash used in operating activities	(8,530)	(1,050)

INVESTING ACTIVITIES:
Net cash used in investing activities	-	-

FINANCING ACTIVITIES:
Proceeds from related party payable	8,530	1,050
Net cash provided by financing activities	8,530	1,050

Net increase (decrease) in cash	-	-

Cash at beginning of period	-
Cash at end of period	-	-

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income tax	$ -	$ -

The accompanying notes are an integral part of these financial statements.

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GILMORE HOMES - GILMORE LOANS, LLC
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock
	Shares	Amount	APIC Discount On Common	Accumulated Deficit		Stockholders Deficit
Balance, 12/31/2019		$	$	$

Net loss	-	-			(8,530)	(8,530)
Balance, 12/31/2020		$	$		$(8,530)	$ (8,530)

Net loss					(1,050)	(1,050)
Balance, 7/07/2021		$	$		$(9,580)	$ (9,580)

	The accompanying notes are an integral part of these financial statements.

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Cap Table

Authorized shares					STOCK ISSUED FROM INCEPTION THROUGH 7/7/2021
Class A	1,000,000
Par	$ 50.00

Class B	1,000,000
Par	$ 50.00

Year	Month	Type	Issued	Raised	Outstanding	Refunded
2020	December 2,	Class A	10	$500		$500
2020	22-Dec	Class A	10	$500		$500

						Refunded
2021	July 7,					$500
	July 7,					$500
	Fund Closure					Fund Closure

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Gilmore Homes - Gilmore Loans, LLC
Weighted Average Shares Outstanding
For the quarter ended

	Increase		Days
Date	(Decrease)	Outstanding	Outstanding	Share-days
				0
12/02/20	500	10		0
12/22/20	500	10	0	0
07/07/21	(500)	0	187	0
07/07/21	(500)	0	0	0

		STOCK ISSUED FROM INCEPTION THROUGH 07/07/2021

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GILMORE HOMES GILMORE LOANS, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION AND ORGANIZATION

Nature of Operations and Background

Gilmore Homes  Gilmore Loans, LLC (Gilmore or the Company) was founded in the State of Mississippi on December 10, 2015.  In July of 2016, the company and chief executive officer Michael Gilmore moved its headquarters and operations to Atlanta, Georgia, for better opportunities, growth, personal and professional development, and entrepreneurship. On July 23, 2018, Gilmore Homes  Gilmore Loans, LLC filed with the State of Georgia its Certificate of Organization as a Domestic, Limited Liability Company.

The Proptech, Fintech and Consumertech Company envisions to design, develop, build, own and manage:

*   Single family homes,

*   Multifamily apartments,

*   Condominiums, hotels, and high rise office buildings,

*   Shopping centers, retail stores, discount retail, and restaurants,

*   Financial institutions,

*   Radio and television stations,

*   Magazine and social media platforms, and

*   Higher education institutions.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). Intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes

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Gilmore accounts for income taxes in accordance with ASC 740, Income Taxes (ASC 740), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid instruments with an original maturity of twelve months or less as of December 31, 2020. The Company did not have cash equivalents as of December 31, 2020 and July 7, 2021 at fund closure.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2020 and July 7, 2021 at fund closure.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

*   Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

*  Level 2 inputs to the valuation methodology included quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

*  Level 3 inputs to the valuation methodology are unobservable and significant to the fair measurement.

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The carrying value of cash, accounts payables and accrued expenses approximates their fair values due to their short-term maturities at December 31, 2020 and July 7, 2021 at fund closure.

Revenue Recognition

Effective January 1, 2020, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (ASC 606). To determine revenue recognition for arrangements within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company is pre-revenue and has no outstanding contracts with customers.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss applicable to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share is computed by dividing the loss applicable to common shareholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Due to the Company’s losses in the periods presented, the Company currently has no dilutive securities and as such, basic and diluted loss per share are the same for such periods.

NOTE 2. GOING CONCERN

Gilmore has not yet generated any revenue since inception to date and has sustained operating loss. As of December 31, 2020, the Company had working capital deficit of $8,530 and an accumulated deficit of $8,530. From January 1, 2021 to July 7, 2021 at fund closure, the Company had working capital deficit of $1,050 and an accumulated deficit of $1,050. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from a business combination or other operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3. RECENT ACCOUNTING PRONOUNCEMENTS

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 Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on its financial position, results of operations, or cash flows.

NOTE 4. RELATED PARTY PAYABLE

Total related party payables were $8,530 and $1,050, as of December 31, 2020 and July 7, 2021 at fund closure, respectively. Related party payables consist of bills paid by the Company’s Chief Executive Officer on behalf of the Company. This liability does not accrue interest and is payable on demand.

NOTE 5. STOCKHOLDERS DEFICIT

Common Stock - Common stock consists of $50 par value, 1,000,000 shares authorized.  As of December 31, 2020, there were -20- common shares issued and outstanding, totaling $1,000 from two investors. As of July 7, 2021 at fund closure, a refund of $1,000 was issued back to the two shareholders.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Lease commitment

The Company had no lease commitments as of December 31, 2020 and up to July 7, 2021 at fund closure.

NOTE 7. INCOME TAX

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.

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                                                                                                 SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 7, 2021

                                                                               GILMORE HOMES GILMORE LOANS, LLC

 By: Michael Gilmore, its manager

                                                                                /s/Michael Gilmore ___________________________

  Name: Michael Gilmore

                                                                                 Title: Chief Executive Officer and Founder

                                                                                 (Principal Executive Officer, Principal Financial and

                                                                                 Accounting Officer, Chief Financial Officer, Chief

                                                                                 Marketing Officer and Chief, Technology Officer)

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